EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Ron Hudok (724) 822-7925
Investor Relations Contact: Julie Beck (724) 799-9105

MSA Safety Announces Third Quarter 2026 Results

Third Quarter 2026 Highlights
•Achieved quarterly net sales of $536 million, a 15% GAAP increase and a 6% organic increase year-over-year

•Generated GAAP operating income of $88 million, or 16.4% of sales, and adjusted operating income of $115 million, or 21.4% of sales

•Recorded GAAP net income of $58 million, or $1.51 per diluted share, a decrease from prior year due to Autronica acquisition costs, and adjusted earnings of $81 million, or $2.09 per diluted share, an increase of 8% year-over-year

•Completed the acquisition of Autronica Fire and Security for $563 million, net of cash acquired

PITTSBURGH, November 2, 2026 - Global provider of advanced industrial safety technology products and solutions that protect people and facility infrastructures, MSA Safety Incorporated (NYSE: MSA) today reported financial results for the third quarter of 2026.

"The MSA team continued to advance our Accelerate strategy in the third quarter, delivering 15% sales growth," said Steve Blanco, President and Chief Executive Officer of MSA Safety. "We executed several strategic objectives, including closing the acquisition of Autronica Fire and Security, launching the G1 City Edition SCBA, and continuing momentum in MSA+ connected safety, with an ALTAIR io 6 order that marked our largest MSA+ order to date. Together, these actions strengthen our safety technology portfolio, reinforce our market leadership, and enhance our ability to deliver sustainable long-term growth," Mr. Blanco added.
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Financial Highlights
	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data and percentages)	2026	2025	% Change (a)	2026	2025	% Change (a)
Net Sales	$536.4	$468.4	15%	$1,503.4	$1,363.9	10%
GAAP
Operating income	88.2	94.3	(6)%	293.2	257.9	14%
% of Net sales	16.4%	20.1%	(370) bps	19.5%	18.9%	60 bps
Net income	58.4	69.6	(16)%	215.9	192.0	12%
Diluted EPS	1.51	1.77	(15)%	5.57	4.87	14%
Non-GAAP
Adjusted EBITDA	$130.7	$118.9	10%	$383.4	$336.9	14%
% of Net sales	24.4%	25.4%	(100) bps	25.5%	24.7%	80 bps
Adjusted operating income	114.9	103.7	11%	337.2	292.7	15%
% of Net sales	21.4%	22.1%	(70) bps	22.4%	21.5%	90 bps
Adjusted earnings	80.6	76.2	6%	251.2	218.6	15%
Adjusted diluted EPS	2.09	1.94	8%	6.48	5.55	17%
Free cash flow	68.2	100.5	(32)%	216.0	189.4	14%
Free cash flow conversion	117%	144%		100%	99%
Americas Segment
Net sales	$338.2	$313.3	8%	$1,004.9	$926.6	8%
GAAP operating income	93.9	86.7	8%	295.8	254.5	16%
% of Net sales	27.8%	27.7%	10 bps	29.4%	27.5%	190 bps
Adjusted operating income	96.7	88.7	9%	303.9	260.7	17%
% of Net sales	28.6%	28.3%	30 bps	30.2%	28.1%	210 bps
International Segment
Net sales	$198.2	$155.1	28%	$498.5	$437.3	14%
GAAP operating income	22.9	22.7	1%	58.3	52.3	11%
% of Net sales	11.6%	14.7%	(310) bps	11.7%	12.0%	(30) bps
Adjusted operating income	31.8	24.8	28%	71.4	63.7	12%
% of Net sales	16.1%	16.0%	10 bps	14.3%	14.6%	(30) bps
(a) Percentage change may not calculate exactly due to rounding.

"Our adjusted earnings per share increased by 8% and we continued to deliver strong free cash flow conversion. Our cash generation and disciplined capital allocation framework enabled the acquisition of Autronica Fire and Security and meaningful shareholder returns via dividends and share repurchases. With net leverage within our target range, we remain well positioned to pursue strategic growth opportunities. We are maintaining our full-year sales outlook of low-double-digit reported growth," stated Julie Beck, MSA Safety's Chief Financial Officer.

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Conference Call
MSA Safety will host a conference call on Tuesday, November 3, 2026, at 10:00 a.m. Eastern Time to discuss its third quarter 2026 results. The call and an accompanying slide presentation will be webcast at http://investors.msasafety.com/ under the “News and Events” tab, subheading “Events & Presentations.” Investors and interested parties can also dial into the call at 1-844-854-4415 (toll-free) or 1-412-902-6599 (international). When prompted, please instruct the operator to be joined into the MSA Safety Incorporated conference call. A replay of the conference call will be available at http://investors.msasafety.com/ shortly after the conclusion of the presentation and will be available for the next 90 days.

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MSA Safety Incorporated
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net sales	$536,430	$468,445	$1,503,389	$1,363,900
Cost of products sold	292,199	250,829	790,287	732,179
Gross profit	244,231	217,616	713,102	631,721

Selling, general and administrative	132,377	102,852	354,133	308,895
Research and development	19,963	16,521	55,472	49,186
Restructuring charges	1,780	58	6,318	2,470
Currency exchange losses, net	1,876	3,875	3,971	13,237
Operating income	88,235	94,310	293,208	257,933

Interest expense	13,759	8,416	29,413	23,368
Other income, net	(7,478)	(6,562)	(22,538)	(18,585)
Total other expense, net	6,281	1,854	6,875	4,783

Income before income taxes	81,954	92,456	286,333	253,150
Provision for income taxes	23,558	22,843	70,474	61,159
Net income	$58,396	$69,613	$215,859	$191,991

Earnings per share attributable to common shareholders:
Basic	$1.51	$1.78	$5.58	$4.89
Diluted	$1.51	$1.77	$5.57	$4.87

Basic shares outstanding	38,564	39,168	38,681	39,253
Diluted shares outstanding	38,647	39,280	38,776	39,380

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MSA Safety Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2026	December 31, 2025

Assets
Cash and cash equivalents	$187,248	$165,067
Trade receivables, net	374,211	306,452
Inventories	370,595	343,035
Other current assets	58,690	54,738
Total current assets	990,744	869,292

Property, plant and equipment, net	282,269	283,063
Prepaid pension cost	297,101	279,450
Goodwill	1,044,108	731,592
Intangible assets, net	558,574	299,127
Other noncurrent assets	105,516	91,850
Total assets	$3,278,312	$2,554,374

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$33,098	$8,225
Accounts payable	145,800	110,775
Other current liabilities	194,800	170,211
Total current liabilities	373,698	289,211

Long-term debt, net	1,088,108	572,709
Pensions and other employee benefits	139,464	143,834
Deferred tax liabilities	172,328	127,540
Other noncurrent liabilities	70,727	54,068
Total shareholders' equity	1,433,987	1,367,012
Total liabilities and shareholders' equity	$3,278,312	$2,554,374

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MSA Safety Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$58,396	$69,613	$215,859	$191,991
Depreciation and amortization	23,009	18,585	60,683	52,935
Change in working capital and other operating	907	24,264	(23,167)	(3,413)
Cash flow from operating activities	82,312	112,462	253,375	241,513

Acquisitions, net of cash acquired	(563,087)	—	(563,087)	(187,774)
Capital expenditures	(14,128)	(11,986)	(37,388)	(52,104)
Property disposals and other investing	—	—	36	19
Cash flow used in investing activities	(577,215)	(11,986)	(600,439)	(239,859)

Change in debt	521,698	(49,892)	542,458	115,328
Cash dividends paid	(20,834)	(20,757)	(62,248)	(61,638)
Company stock purchases under repurchase program	(12,683)	—	(88,809)	(39,995)
Other financing	(224)	(1,156)	(9,392)	(11,521)
Cash flow (used in) from financing activities	487,957	(71,805)	382,009	2,174

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,900)	(5,690)	(12,477)	2,002

Change in cash, cash equivalents and restricted cash	$(12,846)	$22,981	$22,468	$5,830

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MSA Safety Incorporated
Sales by Product Group (Unaudited)
(In thousands, except percentages)

Three Months Ended September 30, 2026	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$233,935	44%	$130,107	38%	$103,828	52%
Fire Service(b)	173,214	32%	119,179	35%	54,035	27%
Industrial PPE and Other(c)	129,281	24%	88,960	27%	40,321	21%
Total	$536,430	100%	$338,246	100%	$198,184	100%

Three Months Ended September 30, 2025	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$191,188	41%	$124,111	40%	$67,077	43%
Fire Service(b)	158,654	34%	109,497	35%	49,157	32%
Industrial PPE and Other(c)	118,603	25%	79,742	25%	38,861	25%
Total	$468,445	100%	$313,350	100%	$155,095	100%
(a) Detection includes Fixed Gas and Flame Detection and Portable Gas Detection. Detection includes sales from the Autronica Fire and Security acquisition from July 9, 2026 onward (Americas and International).
(b) Fire Service includes Breathing Apparatus and Firefighter Helmets and Protective Apparel.
(c) Industrial PPE and Other includes Industrial Head Protection, Fall Protection and Non-Core.

Nine Months Ended September 30, 2026	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$616,154	41%	$392,710	39%	$223,444	45%
Fire Service(b)	494,378	33%	343,514	34%	150,864	30%
Industrial PPE and Other(c)	392,857	26%	268,711	27%	124,146	25%
Total	$1,503,389	100%	$1,004,935	100%	$498,454	100%

Nine Months Ended September 30, 2025	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$546,094	40%	$361,176	39%	$184,918	42%
Fire Service(b)	472,576	35%	326,220	35%	146,356	33%
Industrial PPE and Other(c)	345,230	25%	239,253	26%	105,977	25%
Total	$1,363,900	100%	$926,649	100%	$437,251	100%
(a) Detection includes Fixed Gas and Flame Detection and Portable Gas Detection. Detection includes sales from the M&C TechGroup acquisition from May 6, 2025, onward (Americas and International) and sales from the Autronica Fire and Security acquisition from July 9, 2026 onward (Americas and International).
(b) Fire Service includes Breathing Apparatus and Firefighter Helmets and Protective Apparel.
(c) Industrial PPE and Other includes Industrial Head Protection, Fall Protection and Non-Core.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Organic sales change (Unaudited)

Consolidated

	Three Months Ended September 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	22%	9%	9%	15%
Currency translation effects	—%	—%	(2)%	(1)%
Less: Acquisitions	(20)%	—%	—%	(8)%
Organic sales change	2%	9%	7%	6%

	Nine Months Ended September 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	13%	5%	14%	10%
Currency translation effects	(1)%	(2)%	(4)%	(2)%
Less: Acquisitions	(11)%	—%	—%	(4)%
Organic sales change	1%	3%	10%	4%

Americas Segment

	Three Months Ended September 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	5%	9%	12%	8%
Currency translation effects	—%	—%	(3)%	(1)%
Less: Acquisitions	(1)%	—%	—%	—%
Organic sales change	4%	9%	9%	7%
	Nine months ended September 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	9%	5%	12%	8%
Currency translation effects	(1)%	—%	(3)%	(1)%
Less: Acquisitions	(2)%	—%	—%	(1)%
Organic sales change	6%	5%	9%	6%

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International Segment

	Three Months Ended September 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	55%	10%	4%	28%
Currency translation effects	—%	—%	(1)%	—%
Less: Acquisitions	(59)%	—%	—%	(26)%
Organic sales change	(4)%	10%	3%	2%
	Nine months ended September 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	21%	3%	17%	14%
Currency translation effects	(2)%	(4)%	(4)%	(3)%
Less: Acquisitions	(29)%	—%	—%	(12)%
Organic sales change	(10)%	(1)%	13%	(1)%
(a) Detection includes Fixed Gas and Flame Detection and Portable Gas Detection. Detection includes sales from M&C, acquired by the Company, from May 6th, 2025, onward (Americas and International).
(b) Fire Service includes Breathing Apparatus and Firefighter Helmets and Protective Apparel.
(c) Industrial PPE and Other includes Industrial Head Protection, Fall Protection and Non-Core.

Management believes that organic sales change is a useful metric for investors, as foreign currency translation, acquisitions and divestitures can have a material impact on sales change trends. Organic sales change highlights ongoing business performance excluding the impact of fluctuating foreign currencies, acquisitions and divestitures. There can be no assurances that MSA's definition of organic sales change is consistent with that of other companies. As such, management believes that it is appropriate to consider sales change determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income (Unaudited)
Adjusted EBITDA (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Adjusted EBITDA from reportable segments	$144,278	$128,487	$421,559	$367,651
Less:
Depreciation and amortization	15,784	14,973	46,252	43,258
Adjusted operating income from reportable segments	128,494	113,514	375,307	324,393
Less:
Corporate expenses	13,564	9,773	38,138	31,718
Adjusted operating income	114,930	103,741	337,169	292,675
Less:
Currency exchange losses, net	1,876	3,875	3,971	13,237
Restructuring charges	1,780	58	6,318	2,470
Acquisition-related amortization	8,072	3,595	14,841	9,033
Transaction and digital transformation costs (a)	14,967	1,903	18,831	10,002
GAAP operating income	88,235	94,310	293,208	257,933
Less:
Interest expense	13,759	8,416	29,413	23,368
Other income, net	(7,478)	(6,562)	(22,538)	(18,585)
Income before income taxes	81,954	92,456	286,333	253,150
Provision for income taxes	23,558	22,843	70,474	61,159
Net income	$58,396	$69,613	$215,859	$191,991
(a) Transaction and digital transformation costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during our evaluation of or in connection with acquisitions and divestitures as well as costs associated with strategic digital transformation efforts. These costs are included in Selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income.

Adjusted operating income, adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are non-GAAP financial measures and operating ratios derived from non-GAAP measures. Adjusted operating income is defined as operating income excluding currency exchange gains / losses, restructuring charges, acquisition-related amortization, and transaction and digital transformation costs. Adjusted operating margin is defined as adjusted operating income divided by net sales to external customers. Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization, and adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales to external customers. These metrics are consistent with how management evaluates segment results and makes strategic decisions about the business. Additionally, these non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP, and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The company's definition of adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income and net income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted diluted earnings per share (Unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change

Net income	$58,396	$69,613	(16)%	$215,859	$191,991	12%

Currency exchange losses, net	1,876	3,875		3,971	13,237
Restructuring charges	1,780	58		6,318	2,470
Acquisition-related amortization	8,072	3,595		14,841	9,033
Transaction and digital transformation costs (a)	14,967	1,903		18,831	10,002
Asset related losses	249	97		637	989
Pension settlement	—	—		—	721
Income tax expense on adjustments	(4,693)	(2,949)		(9,301)	(9,885)
Adjusted earnings	$80,647	$76,192	6%	$251,156	$218,558	15%

Adjusted diluted earnings per share	$2.09	$1.94	8%	$6.48	$5.55	17%

Diluted shares outstanding	38,647	39,280		38,776	39,380
(a) Transaction and digital transformation costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during our evaluation of or in connection with acquisitions and divestitures as well as costs associated with strategic digital transformation efforts. These costs are included in Selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income.

Management believes that adjusted earnings and adjusted diluted earnings per share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Free Cash Flow (Unaudited)
(In thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Cash flow from operating activities	$82,312	$112,462	$253,375	$241,513
Capital expenditures	(14,128)	(11,986)	(37,388)	(52,104)
Free cash flow	$68,184	$100,476	$215,987	$189,409

Net Income	$58,396	$69,613	$215,859	$191,991

Free cash flow conversion	117%	144%	100%	99%

Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income. There can be no assurances that MSA's definition of free cash flow is consistent with that of other companies. As such, management believes that it is appropriate to consider cash from operating activities determined on a GAAP basis as well as free cash flow.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended September 30,
2026
Operating income	$407,093
Depreciation and amortization	60,328
Currency exchange losses, net	6,535
Restructuring charges	7,745
Acquisition-related amortization	18,423
Transaction and digital transformation costs (a)	19,296
Autronica estimated adjusted EBITDA contribution (b)	24,000
Adjusted EBITDA	$543,420

Total end-of-period debt	1,121,206

Debt to adjusted EBITDA	2.1

Total end-of-period debt	$1,121,206
Total end-of-period cash and cash equivalents	187,248
Net debt	$933,958

Net debt to adjusted EBITDA	1.7
(a) Transaction and digital transformation costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during our evaluation of or in connection with acquisitions and divestitures as well as costs associated with strategic digital transformation efforts. These costs are included in Selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income.

(b) Adjusted EBITDA includes Autronica estimates for nine months preceding MSA's ownership. The estimate was developed using information disclosed in MSA's Form 8-K filed on May 5, 2026. Pro forma Adjusted EBITDA is derived from Autronica's estimated 2025 revenue of approximately $160 million and estimated Adjusted EBITDA margin of approximately 20%. These amounts are unaudited and based on preliminary estimates.

Management believes that Debt to adjusted EBITDA and Net debt to adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the company’s liquidity and balance sheet strength. There can be no assurances that MSA's definition of Debt to adjusted EBITDA and Net debt to adjusted EBITDA is consistent with that of other companies.

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About MSA Safety:
MSA Safety Incorporated (NYSE: MSA) is the global leader in advanced industrial safety technology products and solutions. Driven by its singular mission of safety, the company has been at the forefront of safety innovation since 1914, protecting workers and facility infrastructure around the world across a broad range of diverse end markets while creating sustainable value for shareholders. With 2025 revenues of $1.9 billion, MSA Safety is headquartered in Cranberry Township, Pennsylvania and employs a team of approximately 5,300 associates across its more than 40 international locations. For more information, please visit www.MSASafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include organic sales change, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted earnings per diluted share, debt to adjusted EBITDA, and net debt to adjusted EBITDA. These non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management also uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use, and computational methods with respect thereto, may differ from the non-GAAP financial measures and key performance indicators, and computational methods, that our peers use to assess their performance and trends.

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The presentation of these non-GAAP financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. When non-GAAP financial measures are disclosed, the Securities and Exchange Commission's Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. For an explanation of these measures, with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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